Exhibit 10.5

US Mine Corp.

COMMON STOCK REPURCHASE AGREEMENT

THIS COMMON STOCK REPURCHASE AGREEMENT (this “Agreement”) is dated as of June 18, 2025 (the “Effective Date”) between US Mine Corp., a Nevada corporation (the “Company”) and Arthur Scott Dockter (the “Holder”).

RECITALS

A. WHEREAS, the Holder is record and beneficial holder of certain shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).

B. WHEREAS, concurrently with the execution of this Agreement, the Company, the Holder, and certain other parties specified therein have entered into a Master Agreement (the “Master Agreement”), providing for, among other things, the Company’s purchase of the Common Stock and any other equity interest of the Company held by Holder.

C. WHEREAS, the Company desires to purchase from the Holder, and the Holder desires to sell to the Company, all shares of Company Common Stock and any other equity interest of the Company held by Holder, including, without limitation, 250,000 shares of Common Stock (the “Shares”), for an aggregate purchase price of $250.00 (the “Purchase Price”).

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

REPURCHASE OF SHARES

Section 1.1 Repurchase of Shares. The Holder hereby agrees to sell the Shares to the Company, and the Company hereby agrees to purchase the Shares from the Holder at the Purchase Price, subject to the terms and conditions of this Agreement.

Section 1.2 Closing. The closing of the purchase and sale of the Shares to the Company by the Holder (the “Closing”) shall occur on the Effective Date. The Closing will take place remotely by electronic exchange of signatures. At the Closing: (i) the Company shall deliver to the Holder the Purchase Price for the Shares, in cash, by same day wire transfer, or by check, and (ii) the Holder shall deliver to the Company the certificate or certificates, if any, evidencing the Shares, duly endorsed for transfer in blank or accompanied by a duly executed stock power in the form attached hereto as Exhibit A.

Section 1.3 Representations by the Holder. In connection with the Closing, the Holder represents and warrants to the Company as follows:

(a) Title to the Shares. The Holder is the sole lawful record and beneficial owner of the Shares and has good, valid and marketable title to the Shares free and clear of all liens, charges, security interests, encumbrances, claims and restrictions of any kind. There are no outstanding options, warrants, rights, calls, agreements or commitments to which the Holder is party with respect to any of the Shares.

(b) Authorization. The Holder has the full, absolute and unrestricted right, power and authority to sell, transfer and assign the Shares to the Company pursuant to this Agreement and to enter into this Agreement. No consent, approval or authorization of or notice to any third party is necessary in connection with the sale, purchase or delivery of the Shares, and the performance by the Holder of its obligations and duties hereunder does not and will not violate any agreement, instrument, or obligation to which the Holder is a party or by which either the Holder or the Shares are otherwise bound. This Agreement constitutes a valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms.

(c) No Action. There are no actions, proceedings or investigations pending or, to the Holder’s knowledge, threatened against or involving the Holder or the Shares that questions the transactions contemplated by this Agreement or could prevent the consummation thereof, and, to the Holder’s knowledge, there is no basis for any such action, proceeding, or investigation.

(d) Access to Information. The Holder is aware of the Company’s business affairs and financial condition and has received all information that the Holder considers necessary or appropriate about the Company and the sale of the Shares to the Company to reach an informed and knowledgeable decision to sell the Shares to the Company.

(e) Experience. The Holder hereby represents and warrants that the Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of selling the Shares.

(f) Acknowledgement. The Holder acknowledges that it has not relied upon any person or entity (including the Company or any of the Company’s officers, managers, members, or affiliates, or their respective representatives) in making its decision to sell the Shares. The Holder acknowledges that the Company has not made any representations to the Holder, including regarding the advisability of the decision to enter into this Agreement and to sell the Shares or regarding the potential past, present, or future value of the Shares. The Holder understands that the Company’s plans for the future, if successful, may result in the Company’s capital stock becoming significantly more valuable and that the future value of the Shares could exceed the amounts the Holder will receive under this Agreement, and the Holder acknowledges that by selling the Shares hereunder, the Holder is foregoing any future appreciation of the value of the Shares and is selling the Shares of the Holder’s own free will and choice.

(g) Further Assurances. The Holder covenants to make, execute, acknowledge and deliver all such other instruments, certificates, letters and other writings and amendments to this Agreement and, in general, to take such further action as the Company, in its sole and absolute discretion, may consider necessary or proper in connection with or to carry out the repurchase of the Shares under this Agreement.

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ARTICLE II

MISCELLANEOUS

Section 2.1 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

Section 2.2 Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by the Holder without the prior written consent of the Company, and any such assignment without such prior written consent shall be null and void. This Agreement shall be binding on the parties hereto, and their respective successors and assigns, and may not be amended, modified or supplemented in any manner, except by an instrument in writing signed on behalf of each party hereto.

Section 2.3 Entire Agreement. This Agreement and the Master Agreement set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, arrangements, or communications, whether oral or written, by any party hereto, and any such prior agreement of the parties hereto in respect of the subject matter contained therein is hereby terminated and canceled.

Section 2.4 Counterparts; Electronic and Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered electronically (including by transmission of.PDF files) and by facsimile and, upon such delivery, such signatures will be deemed to have the same effect as if the original signature had been delivered to the other party.

Section 2.5 No Brokers or Finders. No agent, broker, or other firm or person is entitled to any broker’s or finder’s fee, any other commission or similar fee, or any consideration from any person in connection with any of the transactions contemplated by this Agreement.

Section 2.6 No Claims. In consideration of the entry into and performance of this Agreement by the Company, the Holder releases the Company and each of its officers, employees, directors, managers, members, owners, attorneys, advisors, agents, and affiliates, and their respective successors and assigns, from all claims of the Holder and from all liabilities and obligations of the Company, in each case whether known or unknown, contingent or otherwise, that may now exist or may ever have existed, except the obligations of the Company and under this Agreement (including the payment of the Purchase Price to the Holder hereunder) and any obligation of the Company to indemnify you in your capacity as a director, officer, or employee of the Company pursuant to the Company’s certificate of incorporation, bylaws, or any contract between you and the Company providing for such indemnification.

THE HOLDER REPRESENTS THAT THE HOLDER HAS READ THIS AGREEMENT AND IS FAMILIAR WITH ITS TERMS AND PROVISIONS. THE HOLDER ACKNOWLEDGES THAT THE HOLDER HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL IN CONNECTION WITH THIS AGREEMENT OR HAS VOLUNTARILY DECLINED TO DO SO.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the Effective Date.

COMPANY: US MINE CORP, a Nevada corporation

By:
Name:	John Bremer
Title:	President

HOLDER:

Name: Arthur Scott Dockter

[Common Stock Repurchase Agreement]

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto US Mine Corp., a Nevada corporation (the “Company”) 250,000 shares of Common Stock, $0.001 par value per share, of the Company, standing in the undersigned’s name on the books of the Company represented by Certificate Number 6 herewith, and does hereby irrevocably constitute and appoint Latham & Watkins LLP attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated: June 18, 2025

Name: